Exhibit 8.1

October 30, 2026

Virginia Electric and Power Company

Virginia Power Fuel Securitization II, LLC

c/o Virginia Electric and Power Company

600 East Canal Street

Richmond, Virginia 23219

Virginia Power Fuel Securitization II, LLC

DEFERRED FUEL COST BONDS

Ladies and Gentlemen:

We have acted as United States federal income tax counsel to Virginia Electric and Power Company, a Virginia corporation (“Virginia Power”), and Virginia Power’s wholly owned special purpose subsidiary, Virginia Power Fuel Securitization II, LLC, a Delaware limited liability company (the “Issuer”), in connection with the Registration Statement on Form SF-1 (File Nos. 333-299247 and 333-299247-01) (the “Registration Statement”), filed on October 1, 2026, and as amended by Amendment No. 1 filed on October 30, 2026, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, including the prospectus therein (the “Prospectus”), included as part of the Registration Statement, relating to the registration thereunder of the Issuer’s two tranches of 2026 Senior Secured Deferred Fuel Cost Bonds (the “Bonds”). The Bonds will be issued in an aggregate principal amount of $931,851,000, pursuant to an Indenture among the Issuer, as issuer, U.S. Bank Trust Company, National Association (“U.S. Bank Trust Co.”), as indenture trustee, and U.S. Bank National Association (“U.S. Bank N.A.”), as securities intermediary, together with the supplemental indenture establishing the terms of such Bonds (collectively, the “Indenture”). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus. You have requested our opinion regarding certain U.S. federal income tax matters.

We have reviewed the Registration Statement, including the Prospectus (collectively, the “Offering Documents”), relating to the Bonds, and the basic documents (as defined in the Prospectus, and together with the Offering Documents, the “Transaction Documents”).

We are familiar with the proceedings taken by Virginia Power and the Issuer in connection with the authorization, issuance and sale of the Bonds. As to any facts material to the opinions expressed herein, we have relied, without independent verification, upon certificates and statements and representations and warranties of officers and other representatives and agents of Virginia Power, the Issuer, U.S. Bank Trust Co., U.S. Bank N.A., and other parties and signatories to the Transaction Documents and their related exhibits and of public officials.

In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all Transaction Documents submitted to us as originals or as copies thereof, and the conformity to the originals of all Transaction Documents submitted to us as copies, (ii) the genuineness of signatures, (iii) the legal capacity of natural persons signing the basic documents, (iv) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of the parties to all basic documents, (v) the necessary entity authorization, execution, delivery and enforceability (as limited by bankruptcy and other insolvency laws)

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of the basic documents, and the necessary entity power and authority with respect thereto, (vi) that each of the parties and signatories to the basic documents has complied and will comply (without waiver) with all of the provisions and representations and certifications of such basic documents, (vii) that the Issuer and the other parties and signatories to the basic documents have conducted and will conduct their activities only as provided in the Transaction Documents, (viii) that there has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence in connection with any Transaction Document and (ix) that there is not any other agreement that modifies or supplements the agreements expressed in any Transaction Document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such Transaction Document as so modified or supplemented. Finally, we have assumed that Section 56-249.6:2 of the Code of Virginia, as amended by Enactment Clause 5 of Virginia House Bill 1393 and Enactment Clause 5 of Virginia Senate Bill 253 of the 2026 Virginia Acts of Assembly, is valid and that the Financing Order (as defined in the Prospectus) issued by the State Corporation Commission of the Commonwealth of Virginia on September 29, 2026, to Virginia Power is valid, complies with Virginia law, is in full force and effect, and is final and non-appealable.

In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, financial calculations, warranties, covenants, certifications and assumptions as to factual matters contained in any Transaction Document or otherwise provided to us or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.

Based upon the foregoing and based upon, in particular, Revenue Procedure 2005-62, 2005-2 C.B. 507, as modified by Revenue Procedure 2024-15, 2024-12 I.R.B. 717 (the “Revenue Procedure”), and subject to the qualifications, representations, warranties, covenants, certifications, financial calculations and assumptions stated herein and in the Transaction Documents, we are of the opinion that if (i) all of the parties and signatories to the Transaction Documents comply (without waiver) with all of the provisions of the Indenture and the other Transaction Documents prepared and executed in connection with such transaction and (ii) the Bonds are issued as described in the Transaction Documents and not as part of another transaction or series of transactions that would require the Issuer, Virginia Power, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration or list maintenance requirements of sections 6011, 6111 or 6112 of the Internal Revenue Code of 1986, as amended (the “Code”), then, in each case below, solely for United States federal income tax purposes:

1. the issuance of the Bonds will be a “qualifying securitization” within the meaning of section 5.04 of the Revenue Procedure;

2. the Issuer will not be treated as a taxable entity separate and apart from Virginia Power (the Issuer’s sole member);

3. the Bonds will be treated as obligations of Virginia Power as expressly set forth in section 6.02 of the Revenue Procedure; and

4. Virginia Power will not be treated as recognizing gross income upon the issuance of the Bonds.

You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that existing law, regulations, administrative rules and practice will not change. Any such change might be retroactive and might affect the opinions set forth above. We also caution you that our opinions depend upon the facts, qualifications, representations, warranties, covenants, certifications, financial calculations, assumptions and Transaction Documents to which this letter refers, which are subject to change, reinterpretation and misunderstanding. Our conclusions could differ if these items on which we have relied are, become or are found to be, different. No opinion has been sought, and none has been given, concerning the tax consequences of the transaction described herein or of the acquisition, ownership or disposition of the Bonds under the laws of any state, locality or foreign jurisdiction.

These opinions are rendered as of the date hereof, speak only as of the date hereof and are based on the current provisions of the Code and the Treasury Regulations issued or proposed thereunder, revenue rulings, revenue procedures and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. We undertake no obligation to update this opinion letter after the date hereof or advise you of changes in the event there is any change in legal authorities, facts, qualifications, representations, warranties, covenants, certifications, financial calculations, assumptions or Transaction Documents on which this opinion letter is based (including the taking of any action by any party or signatory to the basic documents or any amendments to any basic document pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of these items upon which we have relied in rendering this opinion letter, unless we are specifically engaged to do so.

In rendering this opinion letter, other than as expressly stated above, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Code, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed above, including without limitation (i) any statute, regulation or provision of law of any state, county, municipality or other political subdivision or any agency or instrumentality thereof, (ii) the securities laws of any jurisdiction or (iii) the tax laws of any jurisdiction (other than the federal income tax laws of the United States and only as specifically described in the opinions above). Additional issues may exist that could affect the United States federal income tax treatment of the transaction that is the subject of this opinion letter, and this opinion letter does not consider or provide a conclusion with respect to any such additional issues.

We are furnishing this opinion letter to you and this opinion letter is not to be relied on, circulated, quoted or otherwise referred to for any other purpose. We hereby consent, however, to (a) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and maintained by Virginia Power solely for the purpose of complying with such rule and (b) the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and the incorporation thereof in the Registration Statement and the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Commission.

Sincerely,

/s/ McGuireWoods LLP

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